UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2016

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)    The annual meeting of stockholders (the “Annual Meeting”) of Sabra Health Care REIT, Inc. (the “Company”) was held on June 15, 2016.

(b)    At the Annual Meeting, the Company’s stockholders (a) elected the five nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Auditor Ratification”), and (c) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2016 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	54,880,430	1,439,866	31,140	5,260,017
Robert A. Ettl	53,305,666	3,014,629	31,141	5,260,017
Michael J. Foster	54,537,353	1,782,421	31,662	5,260,017
Richard K. Matros	52,581,307	1,527,027	2,243,102	5,260,017
Milton J. Walters	54,532,715	1,787,583	31,138	5,260,017

Auditor Ratification

For	Against	Abstain
59,828,892	1,739,139	43,422

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
55,342,583	635,937	372,916	5,260,017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: June 15, 2016